Exhibit 15.2

CONSENT OF AJM PETROLEUM CONSULTANTS

Edge Resources, Inc.
Vancouver, Canada

Dear Sirs:

We hereby consent to the reference in this Registration Statement on Form 20-F/A to our report dated April 28, 2009 (effective date December 31, 2008) and the disclosure regarding such report, in the form and context in which it is included under the heading “NI 51-101 Report” in Item 4(d) of the Registration Statement.  We also consent to the reference to us under the caption “Statements by Experts” in the Registration Statement.

Yours very truly,

AJM Petroleum Consultants
Calgary, Canada

Dated this 5th day of April, 2010

/s/ Douglas S. Ashton

Douglas S. Ashton, P. Eng.
Vice President Engineering

Exhibit 15.2